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                                                                   EXHIBIT 10.24


     THIS AGREEMENT made this 21st day of November 2000

BETWEEN:       SPEDD, Inc.
               12300 Perry Highway
               Wexford, PA 15090
               (hereinafter called the "Landlord")

                                                          OF THE FIRST PART,

                                     -and-

               Steel City Products, Inc.
               200 Center Street
               McKeesport, PA 15132-2453
               (hereinafter called the "Tenant")

                                                          OF THE SECOND PART,

     In consideration of the Rents, covenants and agreements hereinafter contained, the Landlord and Tenant hereby agree as follows:

                                1. THE PREMISES

     The Landlord does demise and lease to the Tenant a certain industrial building having a municipal address of 39 Allegheny Square in the Glassport Industrial Center, Ninth Street, Glassport, PA 15045 and further identified as approximately 42,768 square feet of warehouse/manufacturing space containing approximately 1,500 square feet of office space (the "Premises"). The Premises are show in Exhibit "A" and are labeled as "New Building" which is highlighted.

                                2. TERM

     TO HAVE AND TO HOLD the Premises for and during the Term of seven (7) years (the "Term") to be computed from January 1, 2001 and to be fully complete and ended on the 31st day of December, 2007 unless otherwise terminated.

                                3. RENT

     The Tenant shall without deduction or right of offset pay to the Landlord the sum of $1,165,428.00 payable in monthly installments on the first day of each month as provided in the rent schedule until the whole amount of said Rent is paid.


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                                 RENT SCHEDULE

               Year 1 (months 1-12)          $10,692.00 per month
               Year 2 (months 13-24)         $11,583.00 per month
               Year 3 (months 25-36)         $13,365.00 per month
               Year 4 (months 37-48)         $14,256.00 per month
               Year 5 (months 49-60)         $15,147.00 per month
               Year 6-7 (months 61-84)       $16,038.00 per month

     In addition, the Tenant agrees to pay the Landlord any other sum or sums herein reserved as additional rentals. The rental recited herein for a given month shall be increased by 10% if the Rent for that month is not received by the Landlord by the tenth (10) day of any given month.

                              4. TAXES

     The Landlord shall pay the 2000 Base Year real estate taxes. In the event the taxes levied and assessed against the Premises are increased beyond that imposed for the year 2000 whether occasioned by an increase in millage or an increase in assessment or both, the Tenant shall pay, as Additional Rent, any increase in the taxes over the Base Year during the Term of this Lease, or any renewal thereof. This includes county, municipal and school district taxes and shall apply to any tax measured by the value assessment or use of the real estate. Payment shall be made to Landlord in a lump sum within 30 days of Landlord's written notice to Tenant with appropriate bills evidencing same.

                              5. SECURITY DEPOSIT

     The Tenant shall pay to the Landlord upon the execution of this Lease the sum of $10,692.00 as a deposit to the Landlord to stand as security for the payment by the Tenant of any and all present and future debts and liabilities of the Tenant to the Landlord and for the performance by the Tenant of all its obligations arising under or in connection with its Lease, collectively hereinafter the "Obligations". In the event the Landlord disposes of its interest in this Lease, the Landlord shall credit the deposit to its successor and shall obtain and provide to the Tenant a written receipt therefor from such successor and thereupon shall have no liability to the Tenant to repay the Security Deposit to the Tenant. Subject to the foregoing and to the Tenant not being in default under this Lease, the Landlord shall repay the Security Deposit to the Tenant without interest at the end of the Term or sooner Termination of the Lease provided that all the Obligations of the Tenant to the Landlord are paid and performed in full, failing which the Landlord may on notice to the Tenant elect to retain so much of the Security Deposit as is necessary to reduce the Obligations and the Tenant shall remain fully liable to the Landlord for payment and performance of any remaining Obligations.



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                          6. TENANT'S RESPONSIBILITIES

     The Tenant covenants as a further consideration for the leasing of the Premises as follows:

USE

     a. To use the Premises primarily for warehousing and wholesale distribution of automotive parts, pet accessories, landscaping supplies, and similar items. Any change of usage shall require the written approval of Landlord, which approval shall not be unreasonably withheld.

     b. To immediately apply, at Tenant's expense, for an occupancy certificate or written permission to use the Premises as recited in 6a. If Tenant is unsuccessful in obtaining said permit by November 24, 2000 then this Lease and all documents attached thereto shall be null and void all monies advanced by Tenant shall be returned within ten days following Tenant's written notification that the certificate is unobtainable. If the notice is not received by Landlord before November 25, 2000 this contingency is automatically waived by Tenant.

     c. Not to use, occupy or permit the Premises or any part thereof to be used in a manner, or occupied for a purpose, contrary to laws or rules and regulations of public authorities, or in a manner determined by Landlord's insurers to be a fire hazard.

UTILITIES - JANITOR

     d. To pay for all utility services rendered or furnished to the Premises during the Term. Landlord shall not be liable for the quantity, quality or continuity of such utilities. Tenant shall also be responsible for the cost of all janitorial services within the Premises.

DAMAGES AND GLASS

     e. Tenant shall maintain the glass portion of the Premises and promptly replace any breakage and fully save Landlord harmless from any loss, cost, or damage resulting from such breakage or replacement.

PERSONAL PROPERTY

     f. That all personal property of Tenant which may, at any time, be in, on or about the Premises shall be Tenant's sole risk, or of any persons claiming under or through Tenant, and Landlord shall not be liable for any damage to the property or loss sustained by any person or persons on account of or by virtue of the business or occupation of Tenant from any cause whatsoever except such damage or loss as may result from the intentional act or negligence of Landlord.

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DAMAGES

     g. Except for the intentional or negligent acts of Landlord, to at all times save Landlord harmless from any loss, cost, injury, damage or death which may occur or be claimed by or with respect to any person or persons, property or chattels, on or about the Premises, or to the personal property itself, resulting from any act done or omission by or through Tenant or caused by or resulting from Tenant's use or nonuse, or possession of, or conduct of Tenant's business on the Premises, except any damage which could be insured against in a standard fire and extended coverage policy of insurance.

INSURANCE

     h.   i.   The Tenant will save the Lessor harmless from any liability to any other person for damage to person or property resulting from Tenant's negligence.

          ii. Tenant agrees to carry public liability insurance during the term of this Lease in the amount of not less than ONE MILLION and 00/100 ($1,000,000.00) DOLLARS in respect to any one accident or casualty, ONE MILLION ($1,000,000.00) DOLLARS in respect of one person, and FIVE HUNDRED THOUSAND and 00/100 ($500,000.00) DOLLARS property damage. A copy of said policies or certificate evidencing such coverage shall be delivered to Lessor prior to the Lease Commencement date.

          iii. The Tenant hereby covenants and agrees to promptly comply with all notices, laws, ordinances, orders, rules and regulations of any and all the Federal, State, County and Municipal authorities, and to promptly make in compliance therewith at the expense of the Tenant any and all improvements, alterations, changes or repairs to the Premises as may be specified or required by such notices, laws, ordinances, orders, rules and regulations arising or resulting from Tenant's use of the demised premises. Tenant further agrees that it will not at any time permit the Premises to be used in such a way as to increase the fire insurance rate or premium payable for the insurance of said premises against fire or which may make void or voidable any policy of insurance; and in the event the insurance rate or premium payable for the insurance on said premises against fire is increased by the occupancy or use of said premises by the Tenant, or Tenant's neglect or refusal to comply with such notices, laws, ordinances, orders, rules and regulations as aforesaid, such increases in fire insurance rates or additional premiums shall be paid by the Tenant to the Landlord as additional rent. Notwithstanding the above, Tenant shall not be responsible for compliance with any governmental orders, etc. and any remedial expense pertaining thereto which is not related to Tenant's specific use of the Premises, or for any structural additions or repairs to the Premises performed by Landlord.


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WASTE

     i. To use, maintain and occupy the Premises in a careful, safe, lawful and proper manner, and not to commit waste thereon, and to return the Premises to Landlord upon the termination of the Term, in as good a condition as received, ordinary wear and tear and damage by fire or other casualty excepted. Tenant will keep the Premises and appurtenances in a clean and safe condition. Tenant will not permit the Premises to be used in any way which will be a nuisance to the neighborhood or the Glassport Industrial Center.

ALTERATION

     j. Tenant hereby accepts the Premises in its present condition "As is." Tenant, at Tenant's expense, shall have the right to make further changes, improvements or alterations to the Premises as Tenant deems necessary or desirable in the conduct of its business; provided, however, that such changes, improvements or alterations shall not have an adverse effect on the structure of the Premises, and provided, further, that Tenant shall not make or create any openings in the roof or exterior walls or make any alterations, additions or improvements to the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld by Landlord.

          Tenant shall require that all alterations, additions and improvements shall be done by contractors, subcontractors and suppliers on a "no lien" basis by the Tenant insuring that no-lien agreements are properly executed and filed of record as required by the Pennsylvania Mechanics Lien Law. Tenant shall indemnify Landlord against all expenses, liens, claims or damages to persons or property resulting from any such alterations, additions or improvements.

INSPECTION

     k. To permit Landlord or Landlord's authorized representatives to enter the Premises during normal business hours, on twelve (12) hours prior notice, for inspection thereof and to specifically enter the Premises during the last twelve (12) months of the Term or any renewal, on twelve (12) hours prior notice, for the purpose of showing the same to prospective Tenants. Notwithstanding the foregoing, Landlord or it's agents may without notice enter the Premise at any time if emergency conditions warrant such entry. Landlord shall further have the right of access, on twelve (12) hours prior notice, to make repairs to the Premises, which Landlord may deem desirable or necessary for the safety or preservation of the same, and for such repairs as Tenant, by the Terms hereof, has covenanted to do and failed to do. The Landlord's entry on the Premises to make repairs which are the responsibility of Tenant shall not release Tenant from the obligation to pay for such repairs. Landlord or Landlord's



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          agent shall have the right to erect "For Rent" and/or "For Sale" signs in conspicuous locations on the Premises twelve (12) months prior to the expiration of this Lease or any renewal thereof provided the signs do not obscure Tenant's signs.

REPAIRS

     1. i) Tenant: Tenant does hereby agree to assume and pay for all necessary repairs and maintenance to all non-structural portions of the Premises, during the Term of this Lease or any renewal thereof, including doors, windows, plumbing fixtures and equipment, electrical maintenance, heating and ventilation and alterations. Tenant's obligation for repairs extends to repairs made after the Tenant has vacated the Premises which were necessary because of Tenant's possession. Payments for repairs and maintenance which were the obligation of the Tenant but were not performed by the Tenant and instead were performed by the Landlord shall be due within ten days of the day Landlord presents Tenant with a bill and evidence of the completion of the work.

          ii) Landlord: Landlord shall be responsible for all repairs to the structural portion of the Building, including the roof and the roof membrane or other covering.

                               7. TENANT'S SIGNS

     The Tenant may not paint directly on the Building but may, at its own expense and risk, and in accordance with Municipal, State and Federal codes controlling same, erect signs concerning its business on the exterior of the Premises with Landlord's approval and which comply with the guidelines of Glassport Industrial Center. Tenant agrees to maintain said signs in a good state of repair, and shall save the Landlord harmless from any loss, cost or damage as a result of the erection, maintenance, existence or removal of same. At the expiration of the Term, or any renewal thereof, Tenant shall remove said signs and repair any damage caused by the erection or removal of same.

                               8. TRADE FIXTURES

     Tenant may, upon the termination of the Lease or any renewal thereof, remove any and all trade fixtures owned by Tenant which are not attached to the Premises or which may be removed without permanent injury to or significant defacement of the Premises; provided, however that all damages incident to any such removal are promptly repaired. Any fixtures other than trade fixtures, installed by Tenant that are attached to the Building shall become the property of the Landlord unless Landlord wants the fixtures removed by Tenant. Landlord shall notify Tenant, in writing, 60 days prior to the end of the Lease or any renewal thereof as to which non-trade fixtures Landlord wants Tenant to remove and Tenant must do so prior to the Lease expiration.



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                               9. QUIET ENJOYMENT

     Landlord warrants that it is seized of good and sufficient title to the Premises, and further warrants that if Tenant shall promptly pay and discharge all covenants of Rent and otherwise, it shall have quiet and peaceful enjoyment and possession of the Premises during the Term, or any renewal, without let or hindrance from Landlord or other persons lawfully claiming by, through or under Landlord.

                               10. FIRE CLAUSE

     If during the Term of this Lease, or any renewal thereof, the Premises are so injured by fire or other casualty, that they are rendered wholly unfit for Tenant to conduct its business and cannot be repaired within one hundred twenty
(120) days, then this Lease shall cease and determine. If such injury can be repaired within one hundred twenty (120) days, the Landlord shall enter and repair and this Lease shall not be affected except that the Rent shall be apportioned or suspended while such repairs are being made. If the Premises are slightly injured by fire or other such casualty, so as not to be rendered unfit for occupancy, then it is agreed that the Landlord shall enter and repair with reasonable promptness and, in that case, the Rent then accrued or accruing shall not determine or cease.

                               11. EMINENT DOMAIN

     Should the Premises be taken by condemnation proceeding or by any right of eminent domain, then this Lease shall terminate at the time of the actual taking of the Premises and, from that date, all the rights and obligations of the parties in, to and in connection with the Premises and with each other shall terminate. The Premises shall be deemed to have been taken if Tenant is prevented from using the Premises for the use stated in Clause 6(a) of this Lease.

     Landlord shall have the right or privilege, either in its own name or in the name of Tenant or in the name of Landlord and Tenant, to prove and collect any and all damages by reason of condemnation or taking of the Premises, except that Tenant shall retain all rights to recover moving expenses and losses sustained and recoverable by virtue of any act of assembly providing for such recovery as of the date of condemnation.

                               12. WAIVER

     No waiver of any covenants or conditions, or breach of any covenant or condition of this Lease, shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the non-observance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of Rent by Landlord, at any time when Tenant is in default under covenant or condition hereof, be construed as a waiver of such default.

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                           13. OBSERVANCE BY TENANT

         Tenant agrees to perform, fully obey and comply with all ordinances, regulations and laws of all public authorities, boards and officers having jurisdiction over the Premises or the improvements thereon, except to the extent such compliance is the responsibility of the Landlord. Tenant shall not use or occupy, or permit any person to use or occupy the Premises, or any part thereof, for any purpose or use in violation of any law, statute or ordinance, whether Federal, State or Municipal, during the Term of this Lease or any renewal thereof.

                           14. ESTOPPEL CERTIFICATES

         Tenant shall, at any time and from time to time, within fourteen (14) days following written request from Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), certifying the date to which the Rent reserved hereunder has been paid, and certifying that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building or real property on which the Building is located. Tenant's failure to deliver such statement within the said fourteen (14) day period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and there are no uncured defaults in Landlord's performance hereunder.

                           15. DEFAULT

         The occurrence of any of the following shall, at Landlord's option, constitute a material default and breach of this Lease by Tenant:

         (a) The abandonment of the Premises by Tenant prior to the expiration of the Lease coupled with Tenant's failure to punctually pay all rental sums due hereunder;

         (b) A failure by Tenant to pay the Rent reserved herein, or to make any other payment required to be made by Tenant hereunder, where such failure continues for more than ten (10) days;

         (c) A failure by Tenant to observe and perform any other provisions or covenants of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;



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         (d) The making by Tenant of any assignment for the benefit of creditors; the adjudication that Tenant is bankrupt or insolvent; the filing by or against Tenant of a petition to have Tenant adjudged as bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days after the filing thereof); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease (unless possession is restored to Tenant within thirty
             (30) days after such appointment); or the attachment, execution or levy against, or other judicial seizure of, substantially all of Tenant's interest in this Lease (unless the same is discharged within thirty (30) days after issuance thereof).

                              16. ACCELERATED RENT

         In the event of any default or breach of this Lease by Tenant as set forth in Paragraph 15 hereof, the Rent reserved herein for the entire unexpired portion of the Term of this Lease shall, at Landlord's option, thereupon immediately become due and payable. Tenant shall be obligated for such accelerated Rent regardless of which, if any of the remedies provided in Paragraph 17 hereof or provided by law Landlord elects to pursue.

                              17. REMEDIES

         In the event of any default or breach of this Lease by Tenant as set forth in Paragraph 15 hereof, Landlord, at its option, may terminate this Lease upon and by giving written notice of termination to Tenant, or Landlord, without terminating this Lease, may at any time after such default or breach, without notice or demand additional to that provided in Paragraph 15 hereof, and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach (other than the aforesaid right of termination), exercise any one or more of the remedies hereinafter provided in this Paragraph or as otherwise proved by law, all of such remedies (whether provided herein or by law) being cumulative and not exclusive:

         (a) Landlord may perform for the account of Tenant any defaulted term or covenant on Tenant's part to be observed or performed, and recover as Rent any expenditures made and the amount of any obligations incurred in connection therewith.

         (b) Landlord may enter the Premises (with or without process of law and without incurring any liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease) and take possession of the Premises and all personal property of every kind on the Premises, and Landlord may (i) apply against the accelerated Rent and the expenses, including attorneys' fees, which Landlord may have incurred in connection with such repossession, either the value of such personal property or the proceeds after selling expenses, from the sale of such personal property, whichever Landlord chooses to do, and (ii) at any time and from time to



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          time relet the Premises or any part thereof for the account of Tenant, for such Terms, upon such conditions and at such Rental as Landlord may deem proper. In the event of such reletting, (i) Landlord shall receive and collect the Rent therefrom and shall first apply such Rent against such expenses as Landlord may have incurred in recovering possession of the Premises, placing the same in good order and condition, altering or repairing the same for reletting, and such other expenses, commissions and charges, including attorney's fees, which Landlord may have paid or incurred in connection with such repossession and reletting, and then shall apply such Rent against the accelerated Rent, and (ii) Landlord may execute any lease in connection with such reletting in Landlord's name or in Tenant's name, as Landlord may see fit, and the tenant of such reletting shall be under no obligation to see the application by Landlord of any Rent collected by Landlord.

     (c) The parties hereto hereby waive the right to a jury trial (or determination of fact) in any action or proceeding or counterclaim between the parties in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

                       18. HAZARDOUS OR TOXIC SUBSTANCES

     Tenant covenants and agrees not to permit, store, use, dump or dispose of any hazardous or toxic substances on any part of Landlord's property in any manner which may cause the Premises to be in violation of any applicable environmental law or regulation or cause danger to person or property. Tenant indemnifies and holds Landlord harmless, and agrees to defend Landlord from and against any claims or actions arising from any alleged hazardous or toxic substances upon the Premises as a result of Tenant's actions.

     Landlord covenants and agrees not to permit, store, use, dump or dispose of any hazardous or toxic substances on any part of the Premises in any manner which may cause the Premises to be in violation of any applicable environmental law or regulation or cause danger to person or property. Landlord indemnifies and holds Tenant harmless, and agrees to defend Tenant from and against any claims or actions arising from any alleged hazardous or toxic substances upon any part of the Premises as a of a condition of the Premises existing prior to the commencement hereof.

     "Hazardous substances" include "hazardous waste" and "hazardous substances" as defined by Federal and/or State statute or regulation.

                       19. ASSIGNMENT OR SUBLETTING

     Tenant may not assign this Lease and/or sublet the whole or any part or parts of the Premises without obtaining the written permission of Landlord, which consent shall not be unreasonably withheld or delayed, provided that Tenant shall remain liable for the performance of all the Terms and conditions contained in the Lease. In the event any assignment or subletting results in Tenant receiving Rent or other related payments in excess of Tenant's financial obligations hereunder, Tenant



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agrees to pay to Landlord monthly one-half (1/2) of the amount by which such payments exceed its financial obligations hereunder, after deducting any costs incurred by Tenant in such assignment or subletting.

                                20. HOLDING OVER

     If Tenant shall remain in possession of all or any part of the Premises after expiration of the Term of this Lease, then the Tenant shall be deemed as a Tenant of the Premises from month to month and subject to all of Terms and provisions hereof, except only as to the Term of this Lease and rental shall be at one hundred fifty (150%) percent of the last scheduled rental payment.

                                21. NOTICES

     All notices required hereunder shall be made in writing and shall be mailed by certified mail addressed to Landlord at 12300 Perry Highway, Wexford, PA 15090 and to the Tenant at its address 200 Center Street, McKeesport, PA 15132-2453 or any other address notified in writing, and such posting and the date thereof shall be sufficient proof hereunder.

                                22. TERMINATION

     Tenant agrees that it will give up quiet and peaceful possession of the Premises at the end of the Term, or of any renewal thereof, waiving any and all laws now in force or which may be passed from time to time during the Term of this Lease which may be contrary to this provision.

                                23. SUBORDINATION

     Tenant hereby covenants and agrees upon the written request of Landlord to subordinate this Lease and Tenant's rights hereunder to the lien of any mortgage which is now, or at any time hereafter may be made a lien upon the Premises, and, upon written demand from Landlord, to execute such further assurance or other instruments subordinating this Lease to the lien of any such mortgage except as to Tenant's right to possession as hereinafter provided as a condition of any subordination of this Lease, and prior to delivery by Tenant of any such instrument of subordination to Landlord, Landlord shall obtain and deliver to Tenant, a written agreement from such mortgagee, its successors or assigns that such mortgagee will not, in enforcing its mortgage lien rights, disturb Tenant's possession under this Lease provided Tenant shall not then be in default thereunder.

                                24. APPLICABLE LAW

     It is understood and agreed that this Lease shall be interpreted in accordance with the laws of the Commonwealth of Pennsylvania and no presumption shall be deemed to exist in favor of or against either party hereto by virtue of the negotiation, drafting and execution of this Lease.




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                    25. SUCCESSORS AND ASSIGNS

     All rights, remedies, liabilities, covenants, conditions and agreements herein imposed upon either of the parties hereto shall inure to and be binding upon the successors and assigns of Landlord and Tenant insofar as this Lease and the Terms created are assignable by the Term hereof.

                    26. AGENCY

     Landlord does hereby acknowledge that Pennsylvania Commercial Real Estate Inc., d/b/a Collies Penn is the effective cause of making this Lease and a leasing fee shall be paid by Landlord to Pennsylvania Commercial Real Estate Inc pursuant to leasing and marketing agreements executed by Landlord and Colliers Penn.

                    27. POSSESSION

     Upon complete execution and delivery of this Lease to the respective parties of this Lease, the Tenant shall have the right to take possession of the Premises prior to January 1, 2001 at no additional Rent or real estate tax payments. All other covenants and conditions contained herein shall become applicable as of the date of possession.

                    28. OPTION TO RENEW

     Provided that Tenant is not in default under the Terms of this Lease, Landlord shall grant Tenant an option to renew this Lease for a period of three
(3) years for a total rental of $596,613.68 Dollars payable in monthly installments, of $16,572.60. If Tenant elects to exercise this option to renew, it shall notify the Landlord by sending a written notice by certified or registered mail to the Landlord at Landlord's address, as set forth in Paragraph 21 (as the same may be changed pursuant to notice thereunder), of its intention to do so, on or before August 1, 2007. In the event of such renewal, all of the other Terms and conditions of the Lease shall continue in full force and effect with the exception that the rental shall be $16,572.60 per month. The renewal Term shall not contain an option for renewal.

                    29. LANDLORD IMPROVEMENTS

     The Landlord will complete the balance of warehouse lighting in the Premises (approximately thirty light fixtures).

                    30. LANDLORD LIABILITY CLAUSE

     A. The parties agree that Landlord shall have no liability to Tenant for any damages incurred by Tenant, including but not limited to lost profits, resulting from any business advice, financial or secretarial service or any other service provided by the SPEDD Incubator Network to its Tenants.



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
     B. Landlord, may from time to time provide security for the facility in which is located the Premises. Tenant may, from time to time, install electronically controlled/monitored security and fire alarm systems for the Premises. Landlord assumes no responsibility and/or liability for any loss sustained in any instance where the security or fire alarm systems are ineffective or fail to function for any reason whatsoever. The Tenant and any party claiming under Tenant shall file no claim against Landlord because of damages sustained as a result of the failure of any such security or fire alarm system.

     C. Execution or any other legal enforcement for collection on any verdict or judgement against Lessor and its agents or representatives, successors and assigns shall be expressly limited to the real estate of the Premises and Landlord's improvements thereon so that Tenant shall look solely to the equity of Landlord in the said real estate for the satisfaction of Tenant's remedies in the event of any Landlord's default hereunder.


     IN WITNESS WHEREOF, the parties hereto set their hands and seals on the day and year first above mentioned.

     SEALED AND DELIVERED IN THE PRESENCE OF


                                        LANDLORD:
                                        SPEDD, INC.


/s/ [ILLEGIBLE]                         /s/ [ILLEGIBLE]
-------------------------               -------------------------
Witness

                                        TENANT:
                                        STEEL CITY PRODUCTS, INC.


/s/ [ILLEGIBLE]                         /s/ [ILLEGIBLE]
-------------------------               -------------------------
Witness



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